Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Genius Brands International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(1)
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(c) and 457(f)	691,262	$0.694	$479,735.83	$0.0000927	$44.47
Fees Previously Paid
	Total Offering Amounts					$479,735.83		–
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							$44.47

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar issuance and in such event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.
(2)	Represents up to 691,262 shares of common stock of Genius Brands International, Inc. (the “Company”) that may be issued upon exchange, retraction, or redemption of up to 691,262 exchangeable shares issued by Wow Exchange Co Inc., f/k/a 1326919 B.C. Ltd (“Exchangeco”), a wholly-owned Canadian subsidiary of the Company, to former shareholders of Wow Unlimited Media, Inc., a corporation existing under the laws of the Province of British Columbia (“Wow”), who made a valid election to receive exchangeable shares of Exchangeco in lieu of receiving shares of our common stock in connection with the Company’s acquisition of all of the issued and outstanding common shares of Wow.
(3)	Pursuant to Rule 457(c) and 457(f)(1) under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of shares of common stock of the Company on the Nasdaq Capital Market on May 5, 2022 which was $0.694.